BEACON FEDERAL
                               EXCESS BENEFIT PLAN


1.   Background and Purpose
     ----------------------

(a) Beacon Federal (the "Employer") hereby adopts this Beacon Federal Excess Benefit Plan (the "Plan"). The Plan is intended to provide supplemental benefits to replace the benefits that are curtailed under the Beacon Federal 401(k) Plan (the "401(k) Plan") and the Beacon Federal Employee Stock Ownership Plan (the "ESOP") due to the application of the Compensation Dollar Limit and the Annual Additions Dollar Limit (each as defined below).

(b) In addition, the Plan is intended to be an unfunded plan of deferred compensation covering "a select group of highly compensated or management employees" of the Employer for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(c) The Plan has been drafted to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the final regulations issued thereunder in April 2007 (the "Final Regulations").

2.   Definitions
     -----------

     The  following terms have the following respective meanings:

(a) "Annual Additions Dollar Limit" means the annual dollar limit on employer contributions, employee contributions and forfeitures that are permitted to be taken into account for purposes of tax-qualified defined contribution retirement plans under Code Section 415(c), as adjusted from time to time. For 2007, the Annual Additions Dollar Limit was $45,000. For 2008, the Annual Additions Dollar Limit is $46,000. For 2009, the Annual Additions Dollar Limit is $49,000.

(b)  "Company" means Beacon Federal Bancorp, Inc.

(c) "Committee" means the committee appointed by the Employer's Board of Directors to administer the Plan.

(d) "Compensation Dollar Limit" means the annual dollar limit on compensation that is permitted to be taken into account for purposes of tax-qualified retirement plans under Code Section 401(a)(17), as adjusted from time to time. For 2007, the Compensation Dollar Limit was $225,000. For 2008, the Compensation Dollar Limit is $230,000. For 2009, the Compensation Dollar Limit is $245,000.

(e)  "Effective Date" means November 1, 2008.

(f) "Participant" means an employee of the Employer designated by the Committee to participate in the Plan and who is eligible to participate in the Plan as a result of his or her benefits under the 401(k) Plan and/or the ESOP being limited by the application of either Code Section 401(a)(17) or 415(c).

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(g)  "Plan Year" means the calendar year.

(h) "Separation from Service" means a termination of employment that satisfies the conditions of Final Treasury Regulations Section 1.409A-1(h).

(i)  "Specified   Employee"  means  an  employee  described  in  Final  Treasury
     Regulations Section 1.409A-1(i).

(j) "Supplemental ESOP" or "Supplemental ESOP Benefit" means the portion of the Plan that provides a benefit to a Participant that supplements the tax-qualified ESOP benefit of that Participant.

(k) "Supplemental 401(k) Plan" or "Supplemental 401(k) Benefit" means the portion of the Plan that provides a benefit to a Participant that supplements the benefit available to that Participant under the tax-qualified 401(k) Plan.

3.   Participation
     -------------

     The Committee may designate an individual as a Participant if such individual is a participant in the 401(k) Plan and/or the ESOP and his or her benefits thereunder are limited by the Compensation Dollar Limit or the Annual Additions Dollar Limit.

4.   Benefits
     --------

(a)  Supplemental 401(k) Plan Benefits
     ---------------------------------

          (i) Each Participant's Supplemental 401(k) Plan Benefit shall be equal to the excess of the annual benefit to which the Participant would have been entitled under the 401(k) Plan if the Compensation Dollar Limit or the Annual Additions Dollar Limit did not apply. In addition, each Participant who is employed by the Employer on the Effective Date shall receive a special, one-time contribution to his or her Supplemental 401(k) Plan Benefit which shall be equal to the excess of the annual benefit to which the Participant would have been entitled under the 401(k) Plan for 2007, if the Compensation Dollar Limit or the Annual Additions Dollar Limit for 2007 did not apply.

          (ii) A Participant's Supplemental 401(k) Plan Benefits under this Plan shall vest in accordance with the vesting schedule under the 401(k) Plan.

          (iii) A Participant's Supplemental 401(k) Plan Benefits shall be invested in comparable investment vehicles as are made available under the 401(k) Plan.

          (iv) A Participant's Supplemental 401(k) Plan Benefits shall be paid as a cash lump sum within 90 days after the Participant's Separation from Service; provided, however, that, to the extent the Participant's Supplemental 401(k) Plan Benefit is invested in Company common stock, such amount shall be paid to the Participant in the form of Company common

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     stock.  Notwithstanding  any  provision in the Plan to the  contrary,  if a
     Participant is a Specified Employee, such Participant's Supplemental 401(k) Plan Benefits shall be paid on the first day of the seventh month following the Participant's Separation from Service.

          (v) In the event the 401(k) Plan fails the annual average deferral percentage ("ADP") test under Code Section 401(k) and/or the annual average contribution percentage ("ACP") test under Code Section 401(m), each Participant shall receive a refund check from his or her 401(k) Plan account for an amount equal to the value of such mandatory reductions deemed necessary for the Plan to pass the ADP and/or ACP tests, and contemporaneously the Employer shall credit the Participant's Supplemental 401(k) Plan with an amount equal to the value of such mandatory reductions from the Participant's 401(k) Plan.


(b)  ESOP Supplemental Benefits
     --------------------------

          (i) Each Participant's Supplemental ESOP Benefit shall be equal to the excess of the annual benefit to which the Participant would have been entitled under the ESOP if the Compensation Dollar Limit or the Annual Additions Dollar Limit did not apply. However, each Participant who is employed by the Employer on the Effective Date shall receive a special, one-time addition to his or her Supplemental ESOP Benefit which shall be equal to the excess of the annual benefit to which the Participant would have been entitled under the ESOP for 2007, if the Compensation Dollar Limit or the Annual Additions Dollar Limit for 2007 did not apply.

          (ii) Each Participant's Supplemental ESOP Benefit shall be denominated in Company common stock.

          (iii) Each Plan Year, all dividends earned on the Company common stock deemed allocated to a Participant's Supplemental ESOP Benefit account shall be reinvested in Company common stock.

          (iv)   Supplemental   ESOP  Benefits   credited  to  a   Participant's
     Supplemental ESOP Benefit account under the Plan shall vest in accordance with the vesting schedule under the ESOP.

          (v) A Participant's Supplemental ESOP Benefits shall be paid in a lump sum within 90 days after the Participant's Separation from Service and shall be paid in the form of Company common stock. Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee, such Participant's Supplemental ESOP Plan Benefits shall be paid on the first day of the seventh month following his or her Separation from Service.

5.   Supplemental Survivor Benefits
     ------------------------------

(a) If a Participant dies prior to the payment of his or her Supplemental 401(k) Plan Benefits and Supplemental ESOP Benefits, his or her beneficiary

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     shall be  entitled  to payment of such  benefits  in the form of a lump sum payable within 90 days after the Participant's death.

(b) Each Participant shall designate a beneficiary to receive death benefits under the Plan. If the Participant fails to name a beneficiary under the Plan, then the beneficiary shall be the Participant's surviving spouse or if there is no surviving spouse, the beneficiary shall be the Participant's estate.

6.   Miscellaneous
     -------------

(a) The Plan shall be administered by the Committee. The decisions of the Committee with respect to any questions arising as to the interpretation of the Plan shall be final, conclusive and binding.

(b) The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. The Participant and his or her beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any investment products or the proceeds therefrom owned or which may be acquired by the Employer. Such assets of the Employer shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under the Plan. Any and all of the
     Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

(c) The Plan may be amended by action of the Board of Directors of the Employer, but only if (A) such amendment is made with the consent of all Participants who have not by such date received a distribution of their vested benefits under the Plan, (B) such amendment is merely administrative in nature and does not materially affect the rights of Participants with respect to their current or future benefits, or (C) is made to comply with tax law, regulatory or accounting requirements.

(d) The Plan may be terminated by action of the Board of Directors of the Employer, provided that vested benefits under the Plan as of the date of such termination shall not be reduced, and such vested benefits shall be paid to Participants (or beneficiaries, if applicable) in a lump sum in accordance with deadlines for such payments set forth in Final Treasury Regulations Section 1.409A-3(j)(ix).

(e) The Plan shall be binding upon and inure to the benefit of any successor to the Employer or its business as the result of merger, consolidation, reorganization, transfer or sale of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer or sale of assets or other similar transaction, the successor to the Employer or its business or subsequent successor thereto shall promptly notify Participants or beneficiaries who have not received their benefits under the Plan, in writing, of its successorship. In no event shall any such transaction described herein suspend, delay or

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     otherwise  interfere with the rights of  Participants or  beneficiaries  to receive benefits hereunder.

(f) The Plan is intended to be construed consistent with the requirements of Code Section 409A, and the Final Treasury Regulations and other guidance issued thereunder. If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included. In the event that any of the provisions of the Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.

7.   Tax Withholding
     ---------------

     If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payment.

8.   ERISA Provisions
     ----------------

(a) Named Fiduciary and Plan Administrator. The Committee shall be the "named fiduciary" and "plan administrator" of the Plan, as defined under ERISA. The Committee shall be responsible for the management, control and administration of the Plan as established herein. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

(b) In the event that benefits under the Plan are not paid to a Participant (or beneficiary) and such claimant believes that he or she is entitled to receive such benefits, then a written claim must be made to the Committee within sixty (60) days from the date payments are refused. The Committee shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, the specific reasons for such denial, reference to the provisions of the Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing shall further indicate the additional steps that must be undertaken by claimants if an additional review of the claim denial is desired. If claimants desire a second review, claimants shall notify the Committee in writing within sixty (60) days of the first claim denial. Claimants may review the Plan and any documents relating thereto and submit any issues and comments, in writing, they may believe appropriate. In its sole discretion, the Committee shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

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     IN WITNESS WHEREOF, the Employer has signed this Plan on October 30, 2008.

                                         BEACON FEDERAL


                                     By: /s/ Ross J. Prossner
                                         --------------------------------------
                                         Ross J. Prossner, President and
                                         Chief Executive Officer